EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
Administrative Services Group, Inc.	Kentucky
Advanced Insurance Coverages, Inc.	Florida
Agio Insurance Agency, Inc.	Montana
Artius, Inc.	Ohio
Aspen Investment Alliance, Inc.	Colorado
Avidyn Health, LLLP	Delaware
AVIDYN Holdings, Inc.	Delaware
Benefit Control Management, LLC	Texas
Benefit Planners Limited, L.L.P.	Texas
Benesight, Inc.	Delaware
Benesight.com, Incorporated	Delaware
BillMatrix Corporation	Delaware
BMC Government Services, Inc.	Delaware
BMC Processing, Inc.	Delaware
BMC Resources, Inc.	Delaware
BMC U.S., Inc.	Delaware
BP Inc.	Delaware
Commonwealth Administrators, LLC	Kentucky
Cusick Enterprises Limited, L.L.P.	Texas
Cusick Management, LLC	Texas
Data-Chain Solutions, Inc.	Delaware
Data-Link Systems, LLC	Wisconsin
DelMar Datatrac, Inc.	California
DirectComp Rx, Inc.	Delaware
EPSIIA Corporation	Texas
Fidelity Fullfillment Center, LLC	Delaware
Fiserv (ASPAC) Pte. Ltd	Singapore
Fiserv (Bejing) Technology Ltd	China
Fiserv (Europe) Ltd	United Kingdom
Fiserv Affinity, Inc.	Colorado
Fiserv Argentina S.R.L.	Argentina
Fiserv Australia Pty Limited	New South Wales
Fiserv BP, Inc.	Wisconsin
Fiserv BPI, Inc.	Texas
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Colombia Limitada	Colombia
Fiserv Connecticut Sub, Inc.	Connecticut
Fiserv Costa Rica, S.A.	Costa Rica
Fiserv CSW, Inc.	Massachusetts
Fiserv e-Lending Solutions, Inc.	Delaware
Fiserv Federal Systems, Inc.	Delaware
FIserv Fresno, Inc.	California
Fiserv FSC, Inc.	California
Fiserv Global Services, Inc.	Delaware

EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
Fiserv Health, Inc.	Delaware
Fiserv Health Merger Sub, Inc.	Delaware
Fiserv India Private Limited	India
Fiserv International (Barbados) Limited	Barbados
Fiserv LeMans, Inc.	Delaware
Fiserv Mercosur, Inc.	Delaware
Fiserv PAR, Inc.	Wisconsin
Fiserv Polska Sp. z.o.o.	Poland
Fiserv Puerto Rico, Inc.	Puerto Rico
Fiserv Solutions of Australia Pty Ltd.	Victoria
Fiserv Solutions of Canada Inc.	Ontario
Fiserv Solutions, Inc.	Wisconsin
Fiserv Trust Company	Colorado
General American Corporation	Arizona
General American Corporation	Nevada
General American Corporation	Pennsylvania
General American Corporation of Alabama, L.L.C.	Alabama
General American Corporation of Maryland, Inc.	Maryland
General American Corporation South, Inc.	Florida
General American Corporation Title Agency, Inc.	Ohio
Harrington Benefit Services, Inc.	Delaware
ILS Services, LLC	Delaware
ILS Title Agency of Alabama, LLC	Alabama
ILS Title Agency, LLC	Delaware
IMS Direct, Inc.	Florida
Information Technology, Inc.	Nebraska
Innoviant Pharmacy, Inc.	Pennsylvania
Innoviant, Inc.	Delaware
Insurance Education Institute, Inc.	North Carolina
Insurance Management Solutions Group, Inc.	Florida
Insurance Management Solutions, Inc.	Florida
Interactive Technologies, Inc.	New Jersey
Interactive Technologies Europe, Ltd.	United Kingdom
ITI of Nebraska, Inc.	Nebraska
J.O. One, Ltd	Texas
J.W. Hutton, Inc.	Iowa
Lenders Financial Services, LLC	California
National Flood Services, Inc.	Montana
ppoOne, Inc.	Delaware
Precision Computer Systems, Inc.	South Dakota
Precision Direct, Inc.	Washington
Preferred Health Arrangement Limited, L.L.P.	Texas
PT Fiserv Indonesia	Indonesia
RegEd Inc.	North Carolina
REH Agency, Inc.	Ohio

EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
ReliaQuote, Inc.	Virginia
RemitStream Solutions, LLC	Delaware
Results International Systems, Inc.	Ohio
RL Reserve, Inc.	Colorado
RSA Mortgage Solutions, Inc.	Delaware
RSA Solutions, Inc.	Delaware
Sheridan RE	Cayman Islands
TelePay, Inc.	Texas
Third Party Solutions, Inc.	Delaware
Trust Industrial Bank	Colorado
USERS Incorporated	Maryland
Wausau Benefits, Inc.	Delaware
Wausau Disability Benefits, Inc.	Delaware
XP Systems Corporation	Minnesota